Exhibit 99.3

Suite 3006, Two Exchange Square
8 Connaught Place, Central
Hong Kong
Tel: 852 2191 7566
Fax: 852 2191 7995
www.frost.com

June 12, 2024

NIP Group Inc.

Rosenlundsgatan 31

11 863, Stockholm

Sweden

Re: Consent of Frost & Sullivan

Ladies and Gentlemen,

Reference is made to the registration statement on Form F-1 (the "Registration Statement") filed by NIP Group Inc. (the "Company") with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, in connection with its proposed initial public offering {the "Proposed IPO").

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including, without limitation, the industry report titled "Global Esports Industry Independent Market Research" (collectively, the "Reports"), and any subsequent amendments to the Reports, as well as the citation of our independent industry reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, including, but not limited to, under the "Prospectus Summary", "Industry" and "Business" sections; (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the "SEC Filings"), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional and retail roadshows and other activities in connection with the Proposed IPO, and (vi) in other publicity and marketing materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes.

[Signature page follows]

Suite 3006, Two Exchange Square
8 Connaught Place, Central
Hong Kong
Tel: 852 2191 7566
Fax: 852 2191 7995
www.frost.com

Yours faithfully,

For and on behalf of
Frost & Sullivan Limited

/s/ Charles Lau
Name: Charles Lau
Title: Executive Director